Exhibit 99.1

Third Quarter News Release and Statistical Supplement (Unaudited)

October 18, 2005

Safeco Corporation - October 18, 2005

INVESTOR RELATIONS CONTACT: Neal Fuller, 206-545-5537

MEDIA RELATIONS CONTACT: Paul Hollie, 206-545-3048

SAFECO’S THIRD QUARTER DOMINATED BY

HURRICANE RESPONSE, STRONG UNDERLYING PERFORMANCE

SEATTLE—(October 18, 2005)—

Highlights

•	Produced third-quarter net income of $101.1 million.

•	Delivered underwriting profits in Auto, Property, SBI Regular and Surety.

•	Repurchased 4.0 million, or 3.1 percent, of outstanding shares.

Summary Financial Results after tax

(in millions except per-share data)

	3 Months Ended September 30		9 Months Ended September 30
	2005	2004	2005	2004
Net Income (Loss)	$101.1	$(101.1)	$500.4	$382.6
Per Diluted Share of Common Stock	$0.80	$(0.76)	$3.91	$2.78
Income from Continuing Operations	$101.1	$5.9	$500.4	$440.4
Net Realized Investment Gains from Continuing Operations	$5.9	$32.8	$37.1	$115.8
Loss on Debt Repurchases	$(2.6)	$(78.7)	$(2.6)	$(78.7)
*Operating Earnings – Continuing Operations	$97.8	$51.8	$465.9	$403.3
Results from Discontinued Operations	$—	$(107.0)	$—	$(57.8)
Average Shares Outstanding (Diluted)	126.6	132.5	127.9	137.5

*	Operating Earnings is Net Income (Loss) excluding Net Realized Investment Gains and Loss on Debt Repurchases. Measures used in this news release that are not based on accounting principles generally accepted in the United States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NASDAQ: SAFC) today reported solid third-quarter results, with net income of $101.1 million, or $0.80 per diluted share. This figure includes estimated after-tax net catastrophe losses of $115.8 million, or $0.91 per diluted share, mostly attributable to Hurricanes Katrina and Rita.

A year ago, Safeco reported a net loss of $101.1 million, or $0.76 per diluted share. This result stemmed from hurricane losses, the loss on the sale of Safeco’s Life and Investments business, and the loss on debt repurchases.

Operating earnings from continuing operations for the third quarter of 2005 were $97.8 million, compared with $51.8 million in the prior-year period.

After-tax net realized investment gains from continuing operations for the quarter were $5.9 million, compared with net gains of $32.8 million in third-quarter 2004.

“While the trends we’ve seen all year continued in the third quarter – both in terms of underwriting profitability and slowing growth – the real story in the quarter was our work along the Gulf Coast helping our customers and agent partners put their lives and businesses back together,” said Mike McGavick, Safeco chairman and chief executive officer. “The strength of our underlying fundamentals enabled us to withstand these devastating storms and focus on supporting people through the recovery process.”

The overall property and casualty (P&C) combined ratio for the third quarter was 97.5, compared with 101.6 in the same quarter last year. (Combined ratio represents the percentage of each premium dollar spent on claims and expenses – the lower the ratio, the better the performance.)

As previously announced, Safeco’s aggregate losses from catastrophes in the quarter were estimated at $115.8 million after tax and reinsurance, or $0.91 per diluted share. This compares with third-quarter 2004 catastrophe losses of $126.6 million after tax. Pretax catastrophe losses for the third quarter of 2005, including reinstatement premiums and assessments, were estimated at $228.1 million. Pretax net-of-reinsurance catastrophe losses were estimated at $178.1 million for the quarter.

Safeco estimates hurricane losses using its knowledge of severity and reporting patterns from past storms as well as data and assumptions specific to each catastrophe. Given the difficulty in accessing some areas and other uncertainties affecting the estimation of losses, Safeco expects to refine its estimates and assumptions related to both Hurricanes Katrina and Rita as these uncertainties are resolved.

Safeco’s annualized return on equity (ROE) for the third quarter was 9.8 percent, and for the year-to-date was 16.8 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains on bonds – was 9.9 percent for the quarter.

Total revenues in the third quarter were $1.59 billion. Operating revenues from continuing operations, which exclude net realized investment gains, were $1.58 billion – up 4.3 percent from the same quarter in 2004.

P&C net earned premiums were $1.46 billion for the quarter, a 4.2 percent increase over third-quarter 2004 levels. P&C net written premiums were $1.48 billion for the quarter, up 1.2 percent compared with the same period last year.

P&C pretax net investment income for the quarter was $115.3 million, an increase of 3.9 percent compared with the prior-year period. P&C after-tax net investment income was $85.0 million, up 7.2 percent compared with the same quarter last year.

Safeco Personal Insurance

Safeco Auto reported a third-quarter pretax underwriting profit of $51.3 million, compared with $51.0 million in the same period a year ago. Contributing to the 2005 result was $24.7 million of favorable prior-year reserve development, or 3.5 points on the combined ratio. Last year’s results included $10.0 million of favorable prior-year reserve development, or 1.5 points on the combined ratio. Auto’s combined ratio was 92.8 in the quarter, compared with 92.4 a year ago.

The impact of catastrophes during the quarter was $12.9 million, or 1.7 points on the combined ratio, compared with $8.2 million, or 1.2 points on the combined ratio, last year.

Auto net written premiums rose 2.2 percent in the third quarter compared with the same quarter last year. Policies in force (PIF) grew 2.9 percent over year-ago levels, and new-business policies issued declined 27.2 percent compared with a record level of new policies sold in the same quarter in 2004. Retention of existing policyholders was down slightly from the prior-year period.

“Our Auto line continues to perform well in an increasingly competitive marketplace,” said McGavick. “Growth is slowing from the robust levels we saw last year, but we will not forego profit for growth.”

Safeco Property produced a third-quarter pretax underwriting profit of $17.2 million, compared with $14.2 million reported in the same period a year ago. Property’s combined ratio was 92.4 in the quarter, compared with 93.9 a year ago. The third-quarter 2005 combined ratio included $61.3 million in estimated pretax catastrophe losses net of reinsurance, or 24.8 points on the combined ratio, compared with $71.3 million in pretax catastrophe losses, or 30.7 points on the combined ratio, last year.

Property net written premiums decreased 1.7 percent in the quarter from the prior-year period, and PIF declined 1.6 percent from a year ago. New-business policies issued increased 36.4 percent compared with the same quarter a year ago, and there was a 2.0 percent increase in retention.

“In a quarter dominated by two major hurricanes, Safeco’s Property lines performed well, thanks to our disciplined approach to accurate pricing and catastrophe management,” said McGavick. “We are profitable in nearly all of our states and, with that in mind, we are actively seeking to grow this business.”

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting loss of $19.5 million in the quarter, compared with a loss of $80.8 million for the same period in 2004. This result includes estimated pretax net-of-reinsurance catastrophe losses of $100.1 million for the quarter. Last year’s underwriting results included $109.0 million in pretax catastrophe losses.

The combined ratio for the quarter was 104.6, compared with the 119.4 combined ratio a year ago.

SBI Regular – Safeco’s core line of commercial products for small- to medium-sized businesses – reported a pretax underwriting profit of $0.9 million in the quarter, compared with a loss of $59.7 million for the same period last year.

The SBI Regular combined ratio in the third quarter was 99.7, compared with 119.5 in the same period last year. The combined ratio for SBI Regular excluding estimated catastrophes was 83.2 in the quarter, compared with 93.5 in the third-quarter of 2004.

SBI Regular net written premiums increased 0.5 percent during third-quarter 2005 compared with the same period last year. PIF declined 0.2 percent compared with year-ago levels. In business lines where Safeco has automated underwriting and pricing, PIF was up 4.7 percent, while PIF in non-automated lines declined 4.8 percent. New-business policies issued for the quarter decreased 5.4 percent compared with the same quarter last year, while retention of existing customers improved 0.4 points from a year ago.

“Our ongoing work to deliver our core commercial products over our automated Safeco Now™ platform continues to generate solid results,” said McGavick. “The platform offers our agents and brokers ease of use and opportunities for growth, while providing greater precision in our underwriting.”

Safeco’s Special Accounts Facility (SAF), which writes selected large-commercial accounts and four specialty commercial programs, reported a pretax underwriting loss of $20.4 million in the quarter. This compares with a $21.1 million pretax underwriting loss in last year’s third quarter. SAF’s combined ratio was 119.4 in the period, compared with 119.1 last year. The underwriting losses in the third quarter of 2005 were driven by estimated hurricane losses in two programs – lender-placed property and mini-storage and warehouse properties.

Surety

Safeco Surety reported a pretax underwriting profit of $13.7 million in the quarter, compared with $10.0 million for the same period in 2004. Surety’s combined ratio was 79.5 for the quarter, compared with 81.3 a year ago. Net written premiums grew 17.3 percent over the same period last year.

P&C Other

The P&C Other segment, which includes results from operations Safeco has exited or placed in runoff, had a pretax underwriting loss of $18.6 million in the third quarter due to reserve strengthening, compared with a loss of $12.6 million in the same quarter of 2004. In the third quarter of 2005, Safeco sold its runoff London operations, eliminating any further liabilities associated with those operations.

Capital Management

During the third quarter of 2005, Safeco repurchased 4.0 million, or 3.1 percent, of its outstanding shares at a cost of $214.4 million under stock buyback programs announced on July 25, 2005. This included 2.8 million shares through an accelerated share repurchase program, repurchased for $150.3 million, including transaction costs, and 1.2 million shares under a Rule 10b5-1 trading plan, repurchased for $64.1 million. Safeco may repurchase up to an additional $35.9 million of its common stock under the Rule10b5-1 trading plan. As of September 30, 2005, 4.3 million shares remained authorized for repurchase under board-approved programs.

Also in the third quarter of 2005, Safeco repurchased $25.9 million in principal amount of its 7.25% notes for $29.8 million. Including transaction costs, the company reported an after-tax loss on debt repurchases of $2.6 million for the quarter.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure is included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income (loss) and condensed balance sheets in the company’s third-quarter financial supplement.

Safeco’s press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s third-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners, and owners of small- and medium-sized businesses through a national network of agents and brokers. More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

•	Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

•	Successful implementation of the new-business entry model for personal and commercial lines

•	Our ability to appropriately price and reserve for changes in the mix of our book of business

•	Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

•	The availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

•	Our ability to price for or exclude the risk of loss from terrorism on our policies

•	Risks related to our Property & Casualty insurance strategy, such as:

•	Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

•	Our ability to achieve overall expense goals

•	Our ability to run off businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

•	The competitive pricing environment, initiatives by competitors and other changes in the competition

•	Regulatory, judicial and legislative risks, such as:

•	Our ability to freely enter and exit lines of business

•	Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

•	Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

•	The outcome of any litigation against us

•	Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes, agent and broker commissions and availability of coverage

•	Unusual loss activity, such as:

•	Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

•	The occurrence of significant natural disasters, including earthquakes

•	The occurrence of significant man-made disasters, such as terrorist attacks or war

•	The occurrence of bankruptcies that result in losses on insurance products or investments

•	Financial and economic conditions, such as:

•	Performance of financial markets

•	Availability of bank credit facilities

•	Fluctuations in interest rates

•	General economic conditions

•	Operational risks, such as:

•	Damage to our infrastructure or harm to our workforce resulting in a disruption of our operations

•	Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.

Financial Supplement

Third Quarter, 2005

At June 30, 2005, we revised our calculation of written premium, which required minor adjustments to some of the statistics, policies in-force counts and balance sheets for all periods presented. We also revised our loss cost information to reflect paid loss data, which is consistent with what we report to the Insurance Services Office (ISO) and also with industry standards.

On August 2, 2004, we completed the sale of our Life & Investments (L&I) operations. We have presented the results of L&I as a Discontinued Operation in all periods presented.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Vice President – Finance & Treasurer

206-545-5537

neaful@safeco.com

Safeco Corporation - October 18, 2005 - Page SS-1

Safeco Corporation

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-period amounts to conform to the current-period presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our P&C operations. It excludes net realized investment gains that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Total Revenues	$1,585.6	$1,566.9	$4,756.8	$4,621.0
Net Realized Investment Gains	(3.9)	(50.5)	(51.2)	(178.2)

Operating Revenues – Continuing Operations	$1,581.7	$1,516.4	$4,705.6	$4,442.8

Safeco Corporation - October 18, 2005 - Page SS-2

Operating Earnings – Continuing Operations

Operating earnings from Continuing Operations is a non-GAAP financial measure that we use to assess the profitability of our P&C and Corporate operations. In the determination of operating earnings from continuing operations, we exclude net realized investment gains from Income from Continuing Operations. Net realized investment gains can fluctuate significantly and distort a comparison between periods. We also exclude the loss on debt repurchases. The following table reconciles operating earnings to Income from Continuing Operations, the most directly comparable GAAP measure.

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Income from Continuing Operations	$101.1	$5.9	$500.4	$440.4
Net Realized Investment Gains, Net of Taxes	(5.9)	(32.8)	(37.1)	(115.8)
Loss on Debt Repurchases, Net of Taxes	2.6	78.7	2.6	78.7

Operating Earnings - Continuing Operations	$97.8	$51.8	$465.9	$403.3

Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized consolidated operating earnings (see calculation below) for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended September 30		Nine Months Ended September 30
(ANNUALIZED)	2005	2004	2005	2004
Net Income (Loss)	$101.1	$(101.1)	$500.4	$382.6
Average Shareholders’ Equity	4,118.2	4,387.8	3,964.3	4,373.8
Return on Equity Based on Annualized Net Income (Loss)	9.8%	-9.2%	16.8%	11.7%
Results from Discontinued Operations, Net of Taxes	$—	$(107.0)	$—	$(57.8)
Net Realized Investment (Gains) Losses from Discontinued Operations, Net of Taxes	—	(7.2)	—	17.9
Loss on Disposition		134.8		131.0

Operating Earnings – Discontinued Operations	—	20.6	—	91.1
Operating Earnings – Continuing Operations	97.8	51.8	465.9	403.3

Consolidated Operating Earnings	$97.8	$72.4	$465.9	$494.4

Average Shareholders’ Equity	$4,118.2	$4,387.8	$3,964.3	$4,373.8
Unrealized Fixed Maturities Investment Gains, Net of Taxes	168.1	543.1	170.9	741.0

Adjusted Average Shareholders’ Equity	$3,950.1	$3,844.7	$3,793.4	$3,632.8
Consolidated Operating Return on Equity Based on Annualized Operating Earnings	9.9%	7.5%	16.4%	18.1%

Safeco Corporation - October 18, 2005 - Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income (Loss) as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income (Loss).

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Net Earned Premiums	$1,460.2	$1,400.7	$4,345.5	$4,092.6
Change in Unearned Premiums	22.5	64.0	82.5	186.3

Net Written Premiums	$1,482.7	$1,464.7	$4,428.0	$4,278.9

Underwriting Profit (Loss) and Combined Ratios

Underwriting profit (loss) is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit (loss) as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains are discussed separately. The following table reconciles underwriting profit (loss) to Income (Loss) from Continuing Operations before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income (Loss). Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Income (Loss) from Continuing Operations before Income Taxes	$136.1	$(4.6)	$708.4	$621.5
Net Realized Investment Gains	(3.9)	(50.5)	(51.2)	(178.2)
Corporate Results before Income Taxes	13.6	22.6	37.6	83.4
Loss on Debt Repurchases	4.0	121.0	4.0	121.0
Property & Casualty Net Investment Income	(115.3)	(111.0)	(341.6)	(338.5)
Restructuring Charges	1.5	—	2.5	1.4

Underwriting Profit (Loss)	$36.0	$(22.5)	$359.7	$310.6

Other Information in this Supplement

Frequency, severity and loss cost information is on a paid claims basis which may lag incurred.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior periods to conform to the current-period presentation.

NM = Not Meaningful

Safeco Corporation - October 18, 2005 - Page SS-4

Safeco Corporation

Key Metrics

(In Millions Except Per Share Data)

	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	YTD 2005	YTD 2004	Change
Net Income (Loss)	$101.1	$187.3	$212.0	$179.8	$(101.1)	$500.4	$382.6	31%
Net Income (Loss) Per Share	0.80	1.46	1.65	1.41	(0.76)	3.91	2.78	41%
Net Income (Loss) Return on Equity annualized	9.8%	18.2%	21.4%	18.8%	-9.2%	16.8%	11.7%	5.1
Net Realized Investment Gains, after tax	$5.9	$9.2	$22.0	$10.6	$32.8	$37.1	$115.8	-68%
Operating Earnings from Continuing Operations, after tax	97.8	178.1	190.0	169.2	51.8	465.9	403.3	16%
Operating Earnings from Continuing Operations Per Share	0.77	1.38	1.48	1.32	0.39	3.64	2.93	24%
Consolidated Operating Return on Equity (Pre-FAS 115) annualized	9.9%	18.1%	20.1%	18.8%	7.5%	16.4%	18.1%	-1.7
Consolidated Operating Return on Equity annualized	9.5%	17.3%	19.2%	17.7%	6.6%	15.7%	15.1%	0.6
Operating Revenues from Continuing Operations	$1,581.7	$1,576.9	$1,547.0	$1,551.8	$1,516.4	$4,705.6	$4,442.8	6%
% Chg Prior Year Same Qtr	4.3%	7.2%	6.3%	10.6%	10.9%
Property & Casualty Combined Ratio	97.5%	89.1%	88.5%	88.8%	101.6%	91.7%	92.4%	-0.7
Impact of Catastrophes	11.4%	0.9%	1.7%	2.8%	13.9%	4.6%	5.8%	-1.2
Net Written Premiums	$1,482.7	$1,509.8	$1,435.5	$1,393.4	$1,464.7	$4,428.0	$4,278.9	3%
% Chg Prior Year Same Qtr	1.2%	3.6%	5.7%	8.1%	11.5%
Net Earned Premiums	$1,460.2	$1,456.9	$1,428.4	$1,436.5	$1,400.7	$4,345.5	$4,092.6	6%
% Chg Prior Year Same Qtr	4.2%	7.8%	6.6%	11.7%	12.0%
Book Value Per Share	$32.31	$33.09	$31.33	$30.88	$29.38	$32.31	$29.38	10%
% Chg Prior Year Same Qtr	10.0%	-9.0%	-21.2%	-14.8%	-17.5%
Book Value Per Share (Pre-FAS 115)	$31.32	$31.42	$30.34	$29.16	$27.48	$31.32	$27.48	14%
% Chg Prior Year Same Qtr	14.0%	4.0%	5.9%	7.2%	8.4%

Safeco Corporation - October 18, 2005 - Page SS-5

Safeco Corporation

Consolidated Statements of Income (Loss)

(In Millions Except Per Share Data)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,460.2	$1,400.7	$4,345.5	$4,092.6
Net Investment Income	121.4	115.5	359.9	349.6
Net Realized Investment Gains	3.9	50.5	51.2	178.2
Other Revenues	0.1	0.2	0.2	0.6

Total Revenues	1,585.6	1,566.9	4,756.8	4,621.0

EXPENSES
Losses and Loss Adjustment Expenses	1,012.1	1,029.9	2,760.3	2,632.2
Amortization of Deferred Policy Acquisition Costs	244.5	232.5	727.7	681.9
Other Underwriting and Operating Expenses	164.7	162.8	487.8	475.7
Interest Expense	22.7	25.3	66.1	87.3
Loss on Debt Repurchases	4.0	121.0	4.0	121.0
Restructuring Charges	1.5	—	2.5	1.4

Total Expenses	1,449.5	1,571.5	4,048.4	3,999.5

Income (Loss) from Continuing Operations before Income Taxes	136.1	(4.6)	708.4	621.5
Provision (Benefit) for Income Taxes on:
Income (Loss) from Continuing Operations before Net Realized Investment Gains	37.0	(28.2)	193.9	118.7
Net Realized Investment Gains	(2.0)	17.7	14.1	62.4

Total Provision (Benefit) for Income Taxes	35.0	(10.5)	208.0	181.1

Income from Continuing Operations	101.1	5.9	500.4	440.4
Results from Discontinued Operations, Net of Taxes	—	(107.0)	—	(57.8)

Net Income (Loss)	$101.1	$(101.1)	$500.4	$382.6

INCOME (LOSS) PER SHARE OF COMMON STOCK - DILUTED
Income from Continuing Operations	$0.80	$0.04	$3.91	$3.20
Results from Discontinued Operations, Net of Taxes	—	(0.80)	—	(0.42)

Net Income (Loss) Per Share of Common Stock - Diluted	$0.80	$(0.76)	$3.91	$2.78

INCOME (LOSS) PER SHARE OF COMMON STOCK - BASIC
Income from Continuing Operations	$0.81	$0.04	$3.95	$3.23
Results from Discontinued Operations, Net of Taxes	—	(0.81)	—	(0.43)

Net Income (Loss) Per Share of Common Stock - Basic	$0.81	$(0.77)	$3.95	$2.80

Dividends Declared	$0.25	$0.22	$0.72	$0.59
Average Number of Shares Outstanding During the Period:*
Diluted	126.6	132.5	127.9	137.5
Basic	125.5	131.5	126.7	136.5

*	Reflects the repurchase of 2.75 million shares under an accelerated share repurchase program on July 25, 2005, and repurchase of 1.2 million shares between July 25 and September 30, 2005 under a Rule 10b5-1 trading plan.

Safeco Corporation - October 18, 2005 - Page SS-6

Safeco Corporation

Condensed Balance Sheets

(In Millions)

	September 30 2005	December 31 2004
	(Unaudited)
ASSETS
Total Investments *	$10,513.8	$10,404.2
Cash and Cash Equivalents	343.3	251.9
Reinsurance Recoverables	411.5	355.4
Deferred Policy Acquisition Costs	393.7	382.2
Other Assets	2,990.5	3,193.5

Total Assets	$14,652.8	$14,587.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,383.3	$5,209.3
Debt **	1,307.0	1,332.9
Unearned Premiums and Other Liabilities	3,954.9	4,124.1

Total Liabilities	10,645.2	10,666.3

Common Stock, No Par Value
Shares Authorized: 300; Shares Reserved for Stock Awards: 7.6; 9.1
Shares Issued and Outstanding: 124.0***; 127.0	453.7	641.8
Retained Earnings	3,173.1	2,763.8
Accumulated Other Comprehensive Income	380.8	515.3

Total Shareholders’ Equity	4,007.6	3,920.9

Total Liabilities & Shareholders’ Equity	$14,652.8	$14,587.2

*	See Investment Portfolio (SS-16) for more detail.

**	See Capitalization (SS-17) for more detail.

***	Reflects the repurchase of 2.75 million shares under an accelerated share repurchase program on July 25, 2005, and repurchase of 1.2 million shares between July 25 and September 30, 2005 under a Rule 10b5-1 trading plan.

Certain reclassifications have been made to the prior periods to conform to the current-period presentation.

Safeco Corporation - October 18, 2005 - Page SS-7

Safeco Corporation

Continuing Operations Income Summary

(In Millions)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Income (Loss) from Continuing Operations Before Income Taxes
Property & Casualty
Underwriting Profit (Loss)	$36.0	$(22.5)	$359.7	$310.6
Net Investment Income	115.3	111.0	341.6	338.5
Restructuring Charges	(1.5)	—	(2.5)	(1.4)

Total Property & Casualty	149.8	88.5	698.8	647.7
Corporate	(13.6)	(22.6)	(37.6)	(83.4)

Total	136.2	65.9	661.2	564.3
Net Realized Investment Gains	3.9	50.5	51.2	178.2
Loss on Debt Repurchases	(4.0)	(121.0)	(4.0)	(121.0)

Total Income (Loss) from Continuing Operations Before
Income Taxes	$136.1	$(4.6)	$708.4	$621.5

Total Provision (Benefit) for Income Taxes	$35.0	$(10.5)	$208.0	$181.1

After-Tax Income from Continuing Operations
Property & Casualty
Underwriting Profit (Loss)	$21.9	$(13.8)	$238.6	$205.2
Net Investment Income	85.0	79.3	251.4	247.2
Restructuring Charges	(0.9)	—	(1.6)	(0.9)

Total Property & Casualty	106.0	65.5	488.4	451.5
Corporate	(8.2)	(13.7)	(22.5)	(48.2)

Total	97.8	51.8	465.9	403.3
Net Realized Investment Gains	5.9	32.8	37.1	115.8
Loss on Debt Repurchases	(2.6)	(78.7)	(2.6)	(78.7)

Total Income from Continuing Operations	$101.1	$5.9	$500.4	$440.4

Safeco Corporation - October 18, 2005 - Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In Millions except ratios)

	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	YTD 2005	YTD 2004
Net U/W Profit (Loss)
Safeco Personal Insurance
Auto	$51.3	$39.6	$30.1	$41.1	$51.0	$121.0	$135.1
Property	17.2	72.5	56.0	54.3	14.2	145.7	154.9
Specialty	(8.1)	7.1	8.7	3.1	(4.3)	7.7	8.8

Total SPI	60.4	119.2	94.8	98.5	60.9	274.4	298.8

Safeco Business Insurance
SBI Regular	0.9	43.2	46.9	51.2	(59.7)	91.0	(4.0)
SBI Special Accounts Facility	(20.4)	6.8	10.2	11.4	(21.1)	(3.4)	14.9

Total SBI	(19.5)	50.0	57.1	62.6	(80.8)	87.6	10.9

Surety	13.7	7.9	14.8	11.6	10.0	36.4	30.8
P&C Other*	(18.6)	(17.7)	(2.4)	(11.0)	(12.6)	(38.7)	(29.9)

Total Property & Casualty	$36.0	$159.4	$164.3	$161.7	$(22.5)	$359.7	$310.6

Net Combined Ratios (GAAP)
Safeco Personal Insurance
Auto	92.8%	94.4%	95.7%	94.1%	92.4%	94.3%	93.0%
Property	92.4	68.2	75.4	76.7	93.9	78.6	77.5
Specialty	132.0	70.2	62.5	86.9	118.3	89.3	86.7

Total SPI	93.8	87.6	90.0	89.6	93.4	90.4	88.9

Safeco Business Insurance
SBI Regular	99.7	86.5	85.1	83.8	119.5	90.5	100.4
SBI Special Accounts Facility	119.4	93.8	90.3	89.4	119.1	101.1	95.5

Total SBI	104.6	88.3	86.4	85.2	119.4	93.1	99.1

Surety	79.5	87.6	75.1	79.5	81.3	80.8	79.0
P&C Other*	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	97.5%	89.1%	88.5%	88.8%	101.6%	91.7%	92.4%

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff, London operations sold in July 2005 and other product lines that we have exited.

Safeco Corporation - October 18, 2005 - Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In Millions)

Net Written Premiums	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	YTD 2005	YTD 2004
Safeco Personal Insurance
Auto	$719.5	$701.7	$725.5	$683.2	$703.9	$2,146.7	$2,022.4
Property	244.7	245.5	197.2	219.2	249.0	687.4	699.1
Specialty	27.3	30.2	22.5	19.8	25.0	80.0	73.6

Total SPI	991.5	977.4	945.2	922.2	977.9	2,914.1	2,795.1

Safeco Business Insurance
SBI Regular	309.2	340.7	324.1	304.4	307.8	974.0	954.1
SBI Special Accounts Facility	106.9	101.3	105.5	106.6	115.4	313.7	340.8

Total SBI	416.1	442.0	429.6	411.0	423.2	1,287.7	1,294.9

Surety	75.2	75.5	59.7	58.3	64.1	210.4	173.1
P&C Other	(0.1)	14.9	1.0	1.9	(0.5)	15.8	15.8

Total Property & Casualty	$1,482.7	$1,509.8	$1,435.5	$1,393.4	$1,464.7	$4,428.0	$4,278.9

Net Written Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Safeco Personal Insurance
Auto	2.2%	6.7%	9.8%	12.4%	15.8%	6.1%	17.1%
Property	-1.7	-3.0	0.1	-2.2	0.3	-1.7	—
Specialty	9.2	6.3	11.4	8.8	7.3	8.7	9.0

Total SPI	1.4	4.1	7.6	8.5	11.2	4.3	12.0

Safeco Business Insurance
SBI Regular	0.5	2.2	3.6	7.6	9.3	2.1	9.2
SBI Special Accounts Facility	-7.4	-5.9	-10.4	-3.4	11.3	-8.0	15.3

Total SBI	-1.7	0.2	-0.3	4.5	9.9	-0.6	10.7

Surety	17.3	25.2	22.6	24.6	28.5	21.5	31.1
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	1.2%	3.6%	5.7%	8.1%	11.5%	3.5%	12.0%

Certain reclassifications have been made to the prior periods to conform to the current-period presentation.

Safeco Corporation - October 18, 2005 - Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In Millions)

Net Earned Premiums	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	YTD 2005	YTD 2004
Safeco Personal Insurance
Auto	$715.0	$710.4	$693.7	$694.6	$670.4	$2,119.1	$1,934.0
Property	226.5	227.7	227.8	232.8	232.1	682.0	687.8
Specialty	25.3	24.1	23.1	23.5	23.4	72.5	66.7

Total SPI	966.8	962.2	944.6	950.9	925.9	2,873.6	2,688.5

Safeco Business Insurance
SBI Regular	321.3	319.1	313.8	315.8	307.0	954.2	908.9
SBI Special Accounts Facility	105.2	109.0	105.9	108.1	110.5	320.1	335.2

Total SBI	426.5	428.1	419.7	423.9	417.5	1,274.3	1,244.1

Surety	67.0	63.4	59.4	56.3	53.7	189.8	146.7
P&C Other	(0.1)	3.2	4.7	5.4	3.6	7.8	13.3

Total Property & Casualty	$1,460.2	$1,456.9	$1,428.4	$1,436.5	$1,400.7	$4,345.5	$4,092.6

Net Earned Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Safeco Personal Insurance
Auto	6.7%	10.4%	11.9%	15.9%	16.8%	9.6%	17.8%
Property	-2.4	0.1	-0.2	—	1.0	-0.8	—
Specialty	8.1	9.0	9.0	9.3	9.3	8.7	8.5

Total SPI	4.4	7.7	8.6	11.4	12.2	6.9	12.4

Safeco Business Insurance
SBI Regular	4.7	6.5	3.8	11.2	11.5	5.0	11.7
SBI Special Accounts Facility	-4.8	0.9	-9.3	5.9	9.8	-4.5	19.0

Total SBI	2.2	5.1	0.1	9.8	11.0	2.4	13.6

Surety	24.8	33.2	30.8	30.9	34.3	29.4	32.6
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	4.2%	7.8%	6.6%	11.7%	12.0%	6.2%	13.2%

Safeco Corporation - October 18, 2005 - Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In Millions Except Ratios)

	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	YTD 2005	YTD 2004
AUTO
Underwriting Profit	$51.3	$39.6	$30.1	$41.1	$51.0	$121.0	$135.1
Loss and LAE Ratio	70.5%	71.5%	72.8%	73.4%	69.1%	71.6%	70.1%
Expense Ratio	22.3	22.9	22.9	20.7	23.3	22.7	22.9

Combined Ratio	92.8%	94.4%	95.7%	94.1%	92.4%	94.3%	93.0%

Impact of Catastrophes	1.7%	0.6%	0.3%	0.2%	1.2%	0.9%	0.9%
Policies In Force (000’s)	1,826.4	1,834.5	1,825.2	1,801.9	1,775.0
% Chg Prior Year Same Qtr	2.9%	6.0%	7.4%	8.9%	9.7%
Loss Trends (12 mos. Rolling)
Frequency (Paid)	-1.5%	-2.7%	-4.1%	-3.0%	-4.6%
Severity (Paid)	8.5	6.3	4.9	2.6	1.8
Total Loss Costs	6.9%	3.4%	0.6%	-0.4%	-3.0%
Retention - Voluntary Auto	79.7%	80.3%	80.3%	80.4%	80.1%
New Business Policies (000’s)	108.2	114.4	129.1	130.3	148.6
% Chg Prior Year Same Qtr	-27.2%	-12.2%	-10.9%	-6.5%	2.1%
Net Written Premiums	$719.5	$701.7	$725.5	$683.2	$703.9
% Chg Prior Year Same Qtr	2.2%	6.7%	9.8%	12.4%	15.8%
Net Earned Premiums	$715.0	$710.4	$693.7	$694.6	$670.4
% Chg Prior Year Same Qtr	6.7%	10.4%	11.9%	15.9%	16.8%

PROPERTY
Underwriting Profit	$17.2	$72.5	$56.0	$54.3	$14.2	$145.7	$154.9
Loss and LAE Ratio	63.9%	39.6%	49.0%	45.8%	67.5%	50.8%	50.4%
Expense Ratio	28.5	28.6	26.4	30.9	26.4	27.8	27.1

Combined Ratio	92.4%	68.2%	75.4%	76.7%	93.9%	78.6%	77.5%

Impact of Catastrophes	24.8%	2.5%	8.6%	5.6%	30.7%	11.8%	13.7%
Impact of Non-Cat Weather	4.8%	4.9%	5.1%	4.0%	5.2%	4.9%	5.1%
Policies In Force (000’s)	1,344.9	1,345.5	1,346.5	1,350.3	1,366.7
% Chg Prior Year Same Qtr	-1.6%	-3.3%	-5.3%	-6.7%	-7.8%
Retention - Homeowners	84.9%	84.5%	84.0%	83.5%	82.9%
New Business Policies (000’s)	57.7	55.6	46.5	37.7	42.3
% Chg Prior Year Same Qtr	36.4%	51.9%	50.0%	17.1%	14.3%
Net Written Premiums	$244.7	$245.5	$197.2	$219.2	$249.0
% Chg Prior Year Same Qtr	-1.7%	-3.0%	0.1%	-2.2%	0.3%
Net Earned Premiums	$226.5	$227.7	$227.8	$232.8	$232.1
% Chg Prior Year Same Qtr	-2.4%	0.1%	-0.2%	0.0%	1.0%

SPECIALTY
Underwriting Profit (Loss)	$(8.1)	$7.1	$8.7	$3.1	$(4.3)	$7.7	$8.8
Loss and LAE Ratio	103.9%	41.0%	35.5%	61.8%	93.3%	61.2%	61.6%
Expense Ratio	28.1	29.2	27.0	25.1	25.0	28.1	25.1

Combined Ratio	132.0%	70.2%	62.5%	86.9%	118.3%	89.3%	86.7%

Impact of Catastrophes	14.5%	-0.5%	1.4%	5.9%	26.9%	5.2%	9.4%

Certain reclassifications have been made to the prior periods to conform to the current presentation.

Safeco Corporation - October 18, 2005 - Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In Millions Except Ratios)

	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	YTD 2005	YTD 2004
SAFECO BUSINESS INSURANCE
Underwriting Profit (Loss)	$(19.5)	$50.0	$57.1	$62.6	$(80.8)	$87.6	$10.9
Loss and LAE Ratio	71.3%	52.9%	52.2%	49.2%	84.8%	58.8%	64.6%
Expense Ratio	33.3	35.4	34.2	36.0	34.6	34.3	34.5

Combined Ratio (CR)	104.6%	88.3%	86.4%	85.2%	119.4%	93.1%	99.1%

Impact of Catastrophes	21.9%	0.7%	0.7%	5.8%	26.1%	7.6%	9.4%

SBI REGULAR
Underwriting Profit (Loss)	$0.9	$43.2	$46.9	$51.2	$(59.7)	$91.0	$(4.0)
Loss and LAE Ratio	67.1%	51.8%	52.1%	49.6%	86.6%	57.1%	67.0%
Expense Ratio	32.6	34.7	33.0	34.2	32.9	33.4	33.4

Combined Ratio (CR)	99.7%	86.5%	85.1%	83.8%	119.5%	90.5%	100.4%

Impact of Catastrophes	16.5%	0.1%	0.7%	8.9%	26.0%	5.8%	9.4%
Policies In Force (000’s)	510.1	510.6	507.2	511.0	511.2
% Chg Prior Year Same Qtr	-0.2%	-0.2%	-0.3%	0.2%	0.3%
Retention	80.2%	80.3%	80.1%	79.8%	79.8%
New Business Policies (000’s)	26.5	28.8	26.3	25.6	28.0
% Chg Prior Year Same Qtr	-5.4%	-6.5%	-9.0%	-8.2%	-7.6%
Net Written Premiums	$309.2	$340.7	$324.1	$304.4	$307.8
% Chg Prior Year Same Qtr	0.5%	2.2%	3.6%	7.6%	9.3%
Net Earned Premiums	$321.3	$319.1	$313.8	$315.8	$307.0
% Chg Prior Year Same Qtr	4.7%	6.5%	3.8%	11.2%	11.5%

SBI SPECIAL ACCOUNTS FACILITY
Underwriting Profit (Loss)	$(20.4)	$6.8	$10.2	$11.4	$(21.1)	$(3.4)	$14.9
Combined Ratio	119.4%	93.8%	90.3%	89.4%	119.1%	101.1%	95.5%
Impact of Catastrophes	37.8%	2.6%	0.7%	-3.1%	26.3%	13.4%	9.4%

Safeco Corporation - October 18, 2005 - Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In Millions Except Ratios)

	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	YTD 2005	YTD 2004
SURETY
Underwriting Profit	$13.7	$7.9	$14.8	$11.6	$10.0	$36.4	$30.8
Combined Ratio	79.5%	87.6%	75.1%	79.5%	81.3%	80.8%	79.0%

P&C OTHER *
Underwriting Loss	$(18.6)	$(17.7)	$(2.4)	$(11.0)	$(12.6)	$(38.7)	$(29.9)

TOTAL PROPERTY & CASUALTY
Underwriting Profit (Loss)	$36.0	$159.4	$164.3	$161.7	$(22.5)	$359.7	$310.6
Loss and LAE Ratio	69.3%	60.6%	60.7%	60.1%	73.5%	63.5%	64.3%
Expense Ratio	28.2	28.5	27.8	28.7	28.1	28.2	28.1

Combined Ratio (CR)	97.5%	89.1%	88.5%	88.8%	101.6%	91.7%	92.4%

Impact of Catastrophes	11.4	0.9	1.7	2.8	13.9	4.6	5.8

CR excluding Catastrophes	86.1%	88.2%	86.8%	86.0%	87.7%	87.1%	86.6%

	3RD QTR 2005	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	YTD 2005	YTD 2004
Catastrophes
SPI - Auto	$12.9	$4.5	$2.0	$1.2	$8.2	$19.4	$17.7
SPI - Property	61.3	5.6	19.6	13.0	71.3	86.5	94.2
SPI - Specialty	3.8	—	0.3	1.3	6.3	4.1	6.3
Safeco Business Insurance	100.1	3.0	2.9	24.7	109.0	106.0	117.2

Total	$178.1	$13.1	$24.8	$40.2	$194.8	$216.0	$235.4

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff, London operations sold in July 2005 and other product lines that we have exited.a

Safeco Corporation - October 18, 2005 - Page SS-14

Safeco Property & Casualty

Statutory Information

(In Millions Except Ratios)

	Three Months Ended September 30		Nine Months Ended September 30
Loss and Loss Adjustment Expense (LAE) Reserves	2005	2004	2005	2004
Loss and LAE Reserves, Beginning of Period	$4,837.9	$4,669.0	$4,819.2	$4,649.2
Net Losses and LAE Incurred	1,066.0	1,029.9	2,814.1	2,632.2
Net Losses and LAE Paid	(921.7)	(834.8)	(2,651.1)	(2,417.3)

Loss and LAE Reserves, End of Period	$4,982.2	$4,864.1	$4,982.2	$4,864.1

P&C Balance Sheet	3RD QTR 2005		2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004
Total Capital and Surplus	$3,619.3	*	$3,699.3	$3,633.1	$3,430.9	$3,178.3
Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus	1.64	*	1.59	1.58	1.65	1.80

*	Estimated

Safeco Corporation - October 18, 2005 - Page SS-15

Safeco Corporation

Investment Portfolio

(In Millions)

	9/30/2005%		12/31/2004%
Investment Portfolio (Market Value)
Fixed Maturities - Taxable	$6,729.6	64.0%	$7,084.8	68.1%
Fixed Maturities - Nontaxable	2,647.9	25.2	2,209.5	21.2
Marketable Equity Securities	1,126.7	10.7	1,101.4	10.6

Total Fixed Maturities & Marketable Equity Securities	10,504.2	99.9	10,395.7	99.9
Other Invested Assets	9.6	0.1	8.5	0.1

Total Investment Portfolio	$10,513.8	100.0%	$10,404.2	100.0%

	9/30/2005		12/31/2004
Rating (Market Value) - Fixed Maturities
AAA	44.9%		43.0%
AA	12.1		11.0
A	27.6		29.4
BBB	13.2		13.8

Total Investment Grade	97.8		97.2

BB or lower	1.3		1.8
Not Rated	0.9		1.0

Total Below Investment Grade	2.2		2.8

Total	100.0%		100.0%

Average Rating	A+		A+

	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
P&C Pretax Investment Income	$115.3	$113.3	$113.0	$106.5	$111.0
Tax Rate on P&C Investment Income	26.30%	26.66%	26.28%	28.10%	28.59%
Pretax Investment Income	$121.4	$119.9	$118.6	$115.0	$115.5
Tax Rate on Investment Income	26.71%	27.14%	26.64%	28.52%	28.78%

Fixed Maturities at Cost	$9,188.0	$9,277.9	$8,986.8	$8,958.0	$8,824.7
Fixed Maturities at Market	9,377.5	9,605.7	9,181.2	9,294.3	9,188.2
Marketable Equity Securities at Cost	731.5	717.5	705.9	640.3	580.7
Marketable Equity Securities at Market	1,126.7	1,113.4	1,111.0	1,101.4	972.5
Total Cost	$9,929.1	$10,004.2	$9,701.0	$9,606.8	$9,413.8
Total Market	$10,513.8	$10,727.9	$10,300.5	$10,404.2	$10,169.1
% Fixed Maturities - Taxable (at market)	64.0%	67.3%	67.5%	68.1%	69.2%
% Fixed Maturities - Nontaxable (at market)	25.2%	22.2%	21.6%	21.2%	21.2%
% Marketable Equity Securities (at market)	10.7%	10.4%	10.8%	10.6%	9.5%
% Other	0.1%	0.1%	0.1%	0.1%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	4.71%	4.35%	4.51%	4.06%	3.92%
P&C Book YTM on Fixed Maturities Portfolio	4.96%	5.00%	5.00%	5.02%	5.05%
P&C Duration of Fixed Maturities Portfolio	4.64%	4.44%	4.55%	4.74%	4.64%

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Net Realized Investment Gains (After Tax) from Continuing Operations
Gains on Securities Transactions	$10.9	$35.0	$43.5	$121.7
Impairments	(3.6)	(2.2)	(5.1)	(5.9)
Other	(1.4)	—	(1.3)	—

Net Realized Investment Gains	$5.9	$32.8	$37.1	$115.8

Safeco Corporation - October 18, 2005 - Page SS-16

Safeco Corporation

Capitalization

(In Millions)

	9/30/2005	12/31/2004	12/31/2003
Short-Term Debt
$300 million* back up line of credit (unused)	$—	$—	$—

Long-Term Debt
6.875%, due 7/15/07 (non callable)	200.0	200.0	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable) ***	204.1	230.0	375.0
8.072% debentures due 2037 (Callable at 104 in 2007)	402.9	402.9	876.3

Total Debt	$1,307.0	$1,332.9	$1,951.3

Equity	$4,007.6	$3,920.9	$5,023.3

Total Capital (Debt + Equity)	$5,314.6	$5,253.8	$6,974.6

Debt to Capital	24.6%	25.4%	28.0%
Adjusted Debt** to Capital	23.1%	23.8%	25.5%
Debt to Equity	32.6%	34.0%	38.8%
Debt to Capital (excluding FAS 115)	25.2%	26.5%	34.1%
Adjusted Debt** to Capital (excluding FAS 115)	23.6%	24.9%	31.0%
Debt to Equity (excluding FAS 115)	33.6%	36.0%	51.7%

*	$500 million in 2003

**	20% equity credit for 8.072% debentures due 2037

***	Reflects the repurchase of $25.9 million of debt in August 2005.

Safeco Corporation - October 18, 2005 - Page SS-17